UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2018

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio	43081-7651
(Address of principal executive offices)	(Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On December 7, 2018, Big Lots, Inc. (“we,” “us” or “our”) issued a press release (the “Earnings Press Release”) and conducted a conference call, both of which: (i) reported our third quarter fiscal 2018 unaudited results; (ii) provided updated guidance for the fourth quarter of fiscal 2018; and (iii) updated guidance for fiscal 2018.

The Earnings Press Release and conference call both included “non-GAAP financial measures,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). Specifically, the following non-GAAP financial measures were included: (i) adjusted selling and administrative expenses; (ii) adjusted selling and administrative expense rate; (iii) adjusted operating profit; (iv) adjusted operating profit rate; (v) adjusted income tax expense (benefit); (vi) adjusted effective income tax rate; (vii) adjusted income from continuing operations; and (viii) adjusted diluted earnings per share.

The non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) the following items for the periods noted:

Item	Fiscal 2018 Year-to-date	Fiscal 2017 Third Quarter	Fiscal 2017 Year-to-date	Fiscal 2017 Fourth Quarter	Fiscal 2017 Full Year
After-tax adjustment for costs associated with the retirement of our former chief executive officer of $6.1 million, or $0.15 per diluted share	X
After-tax adjustment related to the settlement in principle of our shareholder litigation matter of $2.6 million, or $0.06 per diluted share	X
After-tax adjustment associated with gain on insurance recoveries of $1.9 million, or $0.04 per diluted share		X	X		X
Tax adjustment resulting from U.S. federal tax reform of $4.5 million, or $0.11 per diluted share				X
Tax adjustment resulting from U.S. federal tax reform of $4.5 million, or $0.10 per diluted share					X

The Earnings Press Release posted in the Investor Relations section of our website contains a presentation of the most directly comparable financial measures calculated and presented in accordance with GAAP and a reconciliation of the difference between the non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP.

Our management believes that disclosure of the non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, which our management believes are more indicative of our ongoing operating results and financial condition. These non-GAAP financial measures, along with the most directly comparable GAAP financial measures, are used by our management to evaluate our operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Form 8-K are copies of our December 7, 2018 press release (Exhibit 99.1) and the transcript of our December 7, 2018 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect our future results. The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K. By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 7.01	Regulation FD Disclosure.

Entry into 10b5-1 Plan

On December 12, 2018, Timothy A. Johnson, our Executive Vice President, Chief Administrative Officer and Chief Financial Officer, entered into a 10b5-1 Plan providing a third-party broker to exercise certain employee stock options held by Mr. Johnson that will expire in 2019, and sell the shares of Company common stock acquired upon exercise. Exercises and sales under the plan are scheduled to begin on January 11, 2019 and terminate in March of 2019. Mr. Johnson established his 10b5-1 Plan for tax and financial planning purposes.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Big Lots, Inc. press release on operating results and guidance dated December 7, 2018.

	99.2	Big Lots, Inc. conference call transcript dated December 7, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: December 12, 2018	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Senior Vice President, General Counsel
and Corporate Secretary